Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Zoom Video Communications, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-230997) on Form S-8 of Zoom Video Communications, Inc. of our report dated March 20, 2020 with respect to the consolidated balance sheets of Zoom Video Communications, Inc. as of January 31, 2020 and 2019, and the related consolidated statements of operations, comprehensive income (loss), convertible preferred stock and stockholders’ (deficit) equity, and cash flows for each of the years in the three-year period ended January 31, 2020 and the related financial statement schedule II: valuation and qualifying accounts, which report appears in the January 31, 2020 annual report on Form 10-K of Zoom Video Communications, Inc.

Our report on the consolidated financial statements refers to Zoom Video Communications, Inc.’s adoption of Financial Accounting Standards Board’s Accounting Standards Codification (ASC) Topic 842, Leases, as of February 1, 2019.

/s/ KPMG LLP

San Francisco, California
March 20, 2020